UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2016

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania		17406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amgen Letter Agreement

As previously disclosed, on February 22, 2016, Unilife Corporation (the “Company”), Unilife Medical Solutions, Inc., a subsidiary of the Company (“Unilife Medical Solutions” and, together with the Company, the “Company Parties”), and Amgen Inc. (the “Counterparty”) entered into the Securities Purchase Agreement (the “SPA”), pursuant to which the Counterparty agreed to purchase from the Company Parties a new series of 6% Senior Secured Convertible Notes Due 2023 in the aggregate original principal amount of up to $55,000,000 (each a “Note” and collectively the “Notes”).

The Company Parties issued to the Counterparty the first Note (the “2016 Convertible Note”) in the aggregate original principal amount of $30,000,000 on February 22, 2016 and the Counterparty paid $30,000,000 in exchange therefor. Pursuant to the SPA, the Counterparty may purchase up to an additional $25,000,000 in Notes, $15,000,000 of which may be purchased in January 2017 (the “2017 Convertible Note”), and $10,000,000 of which may be purchased in January 2018 (the “2018 Convertible Note”).

As disclosed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2016 filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 24, 2016, the Company was engaged in advanced discussions to secure up to $10,000,000 of funding contingent upon the completion of due diligence and the execution of a definitive agreement with respect to the potential transaction. Such advanced discussions were with the Counterparty.

As a result of such advanced discussions, on October 24, 2016 (the “Closing Date”), the Company Parties and the Counterparty entered into a letter agreement (the “Letter Agreement”), pursuant to which the Company Parties agreed to issue to the Counterparty on the Closing Date, in accordance with the terms and conditions of the SPA and the Letter Agreement, a portion of the 2017 Convertible Note (the “Accelerated Convertible Note”) in the initial principal amount of $10,000,000 plus a $600,000 financing fee (the “Financing Fee”), for an aggregate initial principal amount of $10,600,000. In consideration for issuing the Accelerated Convertible Note, the Counterparty paid to the Company $10,000,000 on the Closing Date.

Pursuant to the Letter Agreement, $5,000,000 of the 2017 Convertible Note will continue to be issuable in January 2017 by the Company Parties to the Counterparty in accordance with the terms and conditions of the SPA.

Pursuant to the Letter Agreement, the Counterparty agreed that the Company’s ineligibility to register the offer and sale of its securities using a registration statement on Form S-3 as a result of the Company’s failure to timely file certain periodic reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended, did not constitute a breach of Section 6.3(iii) of the SPA, which requires the Company to timely file timely periodic reports with the SEC, or Section 8 of the SPA, which relates to certain registration rights of the Counterparty, and that the Company has the right to satisfy its obligations under such sections of the SPA by filing with the SEC a registration statement on Form S-1.

The Letter Agreement contains customary representations and warranties.

Amgen Accelerated Convertible Note

As set forth above, on the Closing Date, the Company issued to the Counterparty the Accelerated Convertible Note. The terms of the Accelerated Convertible Note are substantially the same as those of the 2016 Convertible Note and are summarized below.

Interest under the Accelerated Convertible Note accrues at a rate of 6% per year and will be paid quarterly in arrears through the addition of the amount of such interest to the then outstanding principal amount. All or part of the principal and accrued interest will be repaid through (i) discounted pricing on purchases by the Counterparty of the Company’s products, (ii) credits taken by the Counterparty against development and customization fees for devices, and (iii) credits against per-unit royalties otherwise payable to the Company for the manufacture and sale of the Company’s products. To the extent that more than one Note is outstanding, repayment shall be applied to the Notes in the order of their issuance. In addition, the Company has the right to prepay in cash all or part of the principal and accrued interest at any time upon 15 business days’ prior notice, subject to the Counterparty’s conversion right with respect to the contemplated prepayment amount. The Company is required to pay in cash any amounts of principal and accrued interest outstanding at February 22, 2023 (the “Maturity Date”).

The Accelerated Convertible Note is convertible at the Counterparty’s election into shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) at any time after the Closing Date and prior to the Maturity Date, at a price per share that is 90% of the volume weighted average price of such shares during the 20 trading days preceding the applicable conversion date (the “Discounted Sale Price”), subject to a floor price of $12.50 per share (the “Conversion Rate Floor Price”). The Conversion Rate Floor Price is subject to customary adjustments for certain capital events.

The Counterparty may cause the redemption of the Accelerated Convertible Note upon any event of default by the Company. Events of default under the Accelerated Convertible Note include, among others, a failure by the Company to convert the Accelerated Convertible Note upon proper notice by the Counterparty or pay principal and interest on the Accelerated Convertible Note when due; an acceleration of any other indebtedness under the Amended Credit Agreement (as defined below) or other indebtedness of the Company in excess of $1 million; a bankruptcy of the Company; a judgment against the Company in excess of $1 million; a representation or warranty made in the SPA and certain related transaction documents (collectively, the “Transaction Documents”) is materially false or misleading when made; a material breach by the Company of a covenant or other term or condition in the Transaction Documents; the Transaction Documents cease to be effective; the termination or amendment of the OrbiMed Amendments (as defined in the SPA); and the incurrence of a lien on collateral that is not a permitted lien. The Company is required to redeem for cash the Accelerated Convertible Note upon a change of control of the Company in an amount equal to 101% of the aggregate principal and accrued interest outstanding as of the change of control.

The Accelerated Convertible Note also provides the Counterparty with certain rights to acquire additional shares of Common Stock or other securities or assets of the Company, as applicable, in the event: (i) the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the holders of Common Stock;

or (ii) the Company makes certain other distributions to Company stockholders such that, in the case of (i) or (ii), the Counterparty receives, in addition to the shares of Common Stock otherwise issuable upon conversion of the Accelerated Convertible Note, the shares of Common Stock or other securities or assets, as applicable, that the Counterparty would have been entitled to receive if the Counterparty had converted the Accelerated Convertible Note into Common Stock immediately prior to such event.

The Accelerated Convertible Note is secured by certain inventory and intellectual property assets related to a specific device being licensed to the Counterparty (the “Collateral”). The Counterparty has agreed to preserve license rights granted to other customers for any license rights granted prior to a foreclosure.

Stockholder approval is not required for the issue of the Accelerated Convertible Note to the Counterparty or for the issue of shares of Common Stock on conversion of the Accelerated Convertible Note. The issue of the Accelerated Convertible Note is not being made to a class of stockholders.

Amendment to OrbiMed Credit Agreement

In connection with the entering into of the Letter Agreement, on the Closing Date, the Company Parties and certain of the Company’s other subsidiaries entered into the Ninth Amendment (the “Ninth Amendment to the Credit Agreement”) to that certain Credit Agreement, dated March 12, 2014, as amended (the “Amended Credit Agreement”), with ROS Acquisition Offshore LP (together with its affiliates, successors, transferees and assignees, the “Lender”), an affiliate of OrbiMed Advisors LLC.

Pursuant to the Ninth Amendment to the Credit Agreement, the Lender agreed to waive (i) compliance with Section 8.9 of the Amended Credit Agreement solely to permit the entering into of the SPA, and (ii) any event of default that would occur under Section 9.1(c) of the Amended Credit Agreement solely with respect to the Letter Agreement. In addition, the Ninth Amendment to the Credit Agreement amended the Amended Credit Agreement to provide for the issuance of the Accelerated Convertible Note and the execution of the Letter Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under the headings “Amgen Letter Agreement” and “Amgen Accelerated Convertible Note” in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under the headings “Amgen Letter Agreement” and “Amgen Accelerated Convertible Note” in Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

The Accelerated Convertible Note was offered and sold in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). The Counterparty has represented that it is an accredited investor, as that term is defined in Regulation D, and has acquired the Accelerated Convertible Note for investment purposes only and not with a view to or for sale in connection with any distribution thereof. Further, the Accelerated Convertible Note was not issued through any general solicitation or advertisement.

Item 8.01.	Other Events.

On the Closing Date, the Company issued a press release announcing the Company’s entering into the transactions described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This report contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K, those described in the “Risk Factors” set forth in our prospectus supplement, dated as of and filed with the SEC on February 22, 2016, those described from time to time in other reports which we file with the SEC, and other risks and uncertainties including, without limitation: that the Counterparty may not purchase the remaining portion of the 2017 Convertible Note and/or the 2018 Convertible Note.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release, dated October 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: October 24, 2016	By:	/s/ John Ryan
	Name:	John Ryan
	Title:	President and Chief Executive Officer